                                                                  EXHIBIT 99.2

                       FIRST COMMUNITY BANCSHARES, INC.
         Turner McCall Boulevard at Fifth Avenue, Rome, Georgia 30181 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints        and          , as Proxies, each
with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of common stock of First Community Bancshares, Inc. ("First Community") held of record by the undersigned, at the Annual Meeting of stockholders to be held September 14, 1994, or any adjournment thereof, with respect to the following items or other matters as may properly come before the meeting:

            1. Proposal to approve the Agreement and Plan of Merger dated as of April 12, 1994 (the "Agreement"), by and between First Community and Regions Financial Corporation ("Regions", formerly First Alabama Bancshares, Inc.) pursuant to which First Community will merge with and into Regions and each share of common stock of First Community (except for certain shares held by First Community or Regions and shares held by stockholders who perfect their dissenters' rights of appraisal) will be converted into the right to receive 0.95 of a share of Regions, and under such other terms and conditions as are set forth in the Agreement, a copy of which is available for inspection at the office of First Community indicated above:

            ____FOR                  ____AGAINST             ____ABSTAIN

            2. To elect the four nominees for director of First Community listed below.

            ____FOR all nominees listed below.     ____WITHHOLD AUTHORITY to
                                                       vote for all nominees.

       For a term of office of three years: Villa Sulzbacher Hizer, David G. Hunter, Robert H. Ledbetter, Charles O. Sennett
       (Instruction: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

            3. To transact such other business as may properly come before the meeting or any adjournment thereof.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of Proposal 1.

       Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of First Community at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to First Community for receipt prior to the Annual Meeting.
       The undersigned acknowledges receipt from First Community prior to the execution of this proxy of notice of the Annual Meeting, and a Proxy Statement/Prospectus dated August 11, 1994.

                                               Dated:____________________,1994


                                       ----------------------------------------
                                              (Print Name of Stockholder)


                                       ----------------------------------------
                                              (Signature of Stockholder)


                                       ----------------------------------------
                                              (Print Name of Stockholder)


                                       ----------------------------------------
                                              (Signature of Stockholder)

                                       Please sign exactly as your name appears on the address label. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.